Exhibit (d)(3)

STOCKHOLDER AGREEMENT

THIS STOCKHOLDER AGREEMENT (this “Agreement”) is made and entered into as of May 26, 2011 by and among the stockholders of Advanced Analogic Technologies Incorporated, a Delaware corporation (the “Company”), named on the signature page(s) hereto (collectively, “Stockholders” and each individually, a “Stockholder”), and Skyworks Solutions, Inc., a Delaware corporation (the “Buyer”). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement referred to below.

WHEREAS, as of the date hereof, the Stockholders collectively own of record and beneficially shares of capital stock of the Company, as set forth on Schedule I hereto (such shares, or any other voting or equity of securities of the Company hereafter acquired by any Stockholder prior to the termination of this Agreement, being referred to herein collectively as the “Shares”);

WHEREAS, concurrently with the execution of this Agreement, Buyer, Merger Sub and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions thereof, a subsidiary of Buyer will be merged with and into the Company, and the Company will be the surviving corporation (the “Merger”); and

WHEREAS, as a condition to the willingness of Buyer to enter into the Merger Agreement, Buyer has required that the Stockholders agree, and in order to induce Buyer to enter into the Merger Agreement, which provides substantial economic benefits to the Stockholders, the Stockholders are willing to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:

Section 1. Voting of Shares.

(a) Each Stockholder covenants and agrees that until the termination of this Agreement in accordance with the terms hereof, at the Company Meeting or any other meeting of the stockholders of the Company, however called, and in any action by written consent of the stockholders of the Company, such Stockholder will vote, or cause to be voted, all of his, her or its respective Shares, unless otherwise agreed to in writing by the Buyer, (i) in favor of adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement, as the Merger Agreement may be modified or amended from time to time in a manner not adverse to the Stockholders, and (ii) against any other Acquisition Proposal or Alternative Acquisition Agreement.

(b) Each Stockholder hereby irrevocably grants to, and appoints, the Buyer, and any individual designated in writing by it, and each of them individually, as its proxy and attorney-in-fact (with full power of substitution), for and in its name, place and stead, to vote his, her or its Shares at any meeting of the stockholders of the Company called with respect to any of the matters specified in, and in accordance and consistent with this Section 1. Each Stockholder understands and acknowledges that the Buyer is entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement. Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 1(b) is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Except as otherwise provided for herein, each Stockholder hereby (i) affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked, (ii) ratifies and confirms all that the proxies appointed hereunder may lawfully do or cause to be done by virtue hereof and (iii) affirms that such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the Delaware General Corporation Law. Notwithstanding any other provisions of this Agreement, the irrevocable proxy granted hereunder shall be limited solely to the voting of the Shares with respect to the matters described in Section 1(a)(i) and Section 1(a)(ii) and shall automatically terminate upon the termination of this Agreement.

Section 2. Transfer of Shares.

(a) Each Stockholder covenants and agrees that such Stockholder shall not directly or indirectly (i) make any Transfer of any of the Shares, (ii) deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect thereto which is inconsistent with this Agreement, or (iii) enter into any contract, option or other arrangement or undertaking with respect to the Transfer of any Shares; provided, however, that nothing in this Agreement shall prohibit (A) any Stockholder from exercising options to purchase shares of Company Common Stock (including by paying the exercise price of such options by “net exercise” by the delivery of shares of Company Common Stock if and to the extent permitted by, and in accordance with, the terms of the stock option plan and agreement applicable thereof), (B) the Transfer of Shares pursuant to the laws of testamentary or intestate succession or otherwise involuntarily transferred by operation of law, and (C) any Transfer of Shares whereby each Person to which any of such Shares, or any interest in any of such Shares, is or may be transferred shall have: (I) executed a counterpart of this Agreement as a “Stockholder”, and (II) agreed in writing to hold such Shares (or interest in such Shares) subject to and in compliance with all of the terms and provisions of this Agreement applicable to “Stockholders.”

(b) Each Stockholder agrees to submit to the Company contemporaneously with or promptly following execution of this Agreement all certificates representing the Shares so that the Company may place thereon a conspicuous legend referring to the transfer restrictions set forth in this Agreement.

(c) For purposes of this Agreement, “Transfer” means, with respect to any security, (i) the direct or indirect sale, assignment, transfer, tender, pledge, hypothecation, gift, placement in trust, or other disposition of such security (including transfers by merger, testamentary or intestate succession, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law) or any right, title or interest therein (including, but not limited to, any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) thereof, (ii) the offer to make such a sale, assignment, transfer, tender, pledge, hypothecation, gift, placement in trust or other disposition, and (iii) each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing actions or transactions.

Section 3. Representations and Warranties of the Stockholders. Each Stockholder on its own behalf hereby severally represents and warrants to the Buyer with respect to itself and its, his or her ownership of the Shares as follows:

(a) Ownership of Shares. The Stockholder beneficially owns all of the Shares as set forth on Schedule I hereto and has good and marketable title to such Shares, free and clear of any claims, liens, encumbrances and security interests whatsoever. The Stockholder owns no shares of Company Common Stock other than the Shares as set forth on Schedule I hereto. The Stockholder has sole voting power, without restrictions, with respect to all of the Shares.

(b) Power, Binding Agreement. The Stockholder has the legal capacity and all requisite power and authority to enter into and perform all of its obligations, under this Agreement. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject only to the effect, if any, of (a) applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights and remedies generally and (b) general principles of equity.

(c) No Conflicts. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, any provision of any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Stockholder, the Shares or any of the Stockholder’s properties or assets. Except as expressly contemplated hereby, the Stockholder is not a party to, and the Shares are not subject to or bound in any manner by, any contract or agreement relating to the Shares, including without limitation, any voting agreement, option agreement, purchase agreement, stockholders’ agreement, partnership agreement or voting trust. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic, foreign or supranational, is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby.

Section 4. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Buyer or any of its Subsidiaries any direct or indirect ownership or incidents of ownership of or with respect to any Shares (other than “beneficial ownership” as such term is defined in Rule 13d-3 under the Exchange Act, and then only to the extent of the voting power conferred by the proxy granted hereby). Except as expressly set forth herein, all rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Stockholder, and neither the Buyer nor or any of its Subsidiaries shall have any authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct the Stockholder in the voting of any of the Shares, except as otherwise provided herein or in the Merger Agreement.

Section 5. Termination. This Agreement shall terminate upon the earlier to occur of (a) the Effective Time or (b) any termination of the Merger Agreement in accordance with the terms thereof; provided that no such termination shall relieve any party of liability for a willful breach hereof prior to termination, and provided further, that the termination of this Agreement will not affect any rights hereunder which by their terms do not terminate or expire prior to or at such termination.

Section 6. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

Section 7. Fiduciary Duties. Each Stockholder is signing this Agreement solely in such Stockholder’s capacity as an owner of his, her or its respective Shares, and nothing herein shall prohibit, prevent or preclude such Stockholder from taking or not taking any action in his or her capacity as an officer or director of the Company, to the extent permitted by the Merger Agreement.

Section 8. Consent and Waiver; Transfer of Subsidiary Shares. Each Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreement to which such Stockholder is a party or pursuant to any rights such Stockholder may have in its capacity as a Stockholder of the Company. Each Stockholder who is the holder (whether of record, in trust, as nominee or otherwise) of any shares of stock of any Subsidiary of the Company hereby covenants and agrees, forthwith upon written request by the Buyer, to sell, assign, transfer and deliver to such person as may be designated by the Buyer, effective as of the Effective Time (or such later time as may be designated by the Buyer), all such shares of stock of each such Subsidiary of the Company, and to execute and deliver such certificates and instruments as may reasonably be requested by the Buyer to effect and confirm such sale, transfer, assignment and delivery.

Section 9. Miscellaneous.

(a) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect thereto. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto.

(b) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.

(d) Counterparts; Effectiveness. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Agreement shall become effective and enforceable against an executing Stockholder when executed and delivered by such Stockholder and the Buyer, whether or not this Agreement has been (or is ever) executed and delivered by any other Stockholder or Stockholders, and the enforceability of this Agreement against such executing Stockholder shall not be affected by the failure of any other Stockholder or Stockholders to execute and deliver this Agreement or by the invalidity or unenforceability of this Agreement as against any other Stockholder or Stockholders.

(e) Amendment; Waiver. This Agreement may be amended by the parties hereto only by an instrument in writing signed on behalf of the parties hereto; provided, however, that this Agreement may be amended to add permitted transferees as parties in accordance with the provisions of Section 2(a) by the execution and delivery of a signature page by such permitted transferee to the Buyer, without action by any other party; and provided further, that this Agreement may be amended as to any particular Stockholder by the execution and deliver of an amendment by such Stockholder and the Buyer, without action by any other Stockholder. The performance of any provision of this Agreement may be waived and the time for such performance may be extended, but no such waiver or extension shall be valid unless set forth in a written instrument signed by or on behalf of the party receiving or intended to receive the benefit of such performance. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

(f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) three business days after being sent by registered or certified mail, return receipt requested, postage prepaid, or (ii) one business day after being sent for next business day delivery, fees prepaid, via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

(i) if to a Stockholder, to:

the address set forth on the respective signature page of this Agreement,

with a copy to:

Wilson Sonsini Goodrich & Rosati, Professional Corporation

650 Page Mill Road

Palo Alto, California 94304

Attn:    Mark L. Reinstra, Esq.

              Robert Ishii, Esq.

Telecopy: 650-493-6811

(ii) if to the Buyer, to:

Skyworks Solutions, Inc.

20 Sylvan Road

Woburn, MA 01801

Attention:  Chief Executive Officer

Attention:  Vice President of Business Development

Attention:  General Counsel

with a copy to:

Wilmer Cutler Pickering Hale and Dorr, LLP

950 Page Mill Road

Palo Alto, California 94304

Attn: Rod J. Howard, Esq.

Telecopy: 650 858 6100

(g) No Third Party Beneficiaries. This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns, to create any agreement of employment with any person or to otherwise create any third-party beneficiary hereto.

(h) Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void, except that the Buyer may assign this Agreement to any direct or indirect wholly owned subsidiary of the Buyer without the consent of any Stockholder, provided, that the Buyer shall remain liable for all of its obligations under this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

(i) Interpretation. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” No summary of this Agreement prepared by the parties shall affect in any way the meaning or interpretation of this Agreement.

(j) Submission to Jurisdiction. Each of the parties to this Agreement (i) consents to submit itself to the personal jurisdiction of any state or federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iv) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 10(e). Nothing in this Section, however, shall affect the right of any party to serve legal process in any other manner permitted by law.

(k) WAIVER OF JURY TRIAL. EACH OF THE BUYER AND EACH STOCKHOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE BUYER OR ANY STOCKHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

[Signature Page to follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed individually or by its respective duly authorized officer as of the date first written above.

SKYWORKS SOLUTIONS, INC.

By: /s/ David J. Aldrich

Name: David J. Aldrich

Title: President and CEO

(Stockholder Agreement Signature Page)

STOCKHOLDERS:

/s/ Richard K. Williams
Signature

Richard K. Williams
Name

Address

Address

(Stockholder Agreement Signature Page)

STOCKHOLDERS:

/s/ Samuel J. Anderson
Signature

Samuel J. Anderson
Name

Address

Address

(Stockholder Agreement Signature Page)

STOCKHOLDERS:

/s/ Jason L. Carlson
Signature

Jason L. Carlson
Name

Address

Address

(Stockholder Agreement Signature Page)

STOCKHOLDERS:

/s/ Jaff Lin
Signature

Jaff Lin
Name

Address

Address

(Stockholder Agreement Signature Page)

STOCKHOLDERS:

/s/ Thomas P. Redfern
Signature

Thomas P. Redfern
Name

Address

Address

(Stockholder Agreement Signature Page)

STOCKHOLDERS:

/s/ Chandramohan Subramaniam
Signature

Chandramohan Subramaniam
Name

Address

Address

(Stockholder Agreement Signature Page)

STOCKHOLDERS:

/s/ Jun-Wei Chen
Signature

Jun-Wei Chen
Name

Address

Address

(Stockholder Agreement Signature Page)

STOCKHOLDERS:

/s/ Ashok Chandran
Signature

Ashok Chandran
Name

Address

Address

(Stockholder Agreement Signature Page)

STOCKHOLDERS:

/s/ Kevin D’Angelo
Signature

Kevin D’Angelo
Name

Address

Address

(Stockholder Agreement Signature Page)